Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-185695) on Form S-1 of Equinox Frontier Funds (formerly The Frontier Fund) of our reports dated March 31, 2014 relating to our:

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Audits of the financial statements of the Equinox Frontier Diversified Fund (formerly Frontier Diversified Series), Equinox Frontier Long/Short Commodity Fund (formerly Frontier Long/Short Commodity Series), Equinox Frontier Masters Fund (formerly Frontier Masters Series), Equinox Frontier Balanced Fund (formerly Balanced Series), Equinox Frontier Select Fund (formerly Frontier Select Series), Equinox Frontier Winton Fund (formerly Winton Series), and Equinox Frontier Heritage Fund (formerly Frontier Heritage Series) of Equinox Frontier Funds (formerly The Frontier Fund),

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Audits of the financial statements of the Frontier Trading Company I LLC, Frontier Trading Company II LLC, Frontier Trading Company III LLC, Frontier Trading Company V LLC, Frontier Trading Company VI LLC, Frontier Trading Company VII, LLC, Frontier Trading Company VIII LLC, Frontier Trading Company IX, LLC, Frontier Trading Company X, LLC, Frontier Trading Company XI, LLC, Frontier Trading Company XII, LLC, Frontier Trading Company XIV, LLC, Frontier Trading Company XV, LLC, Frontier Trading Company XVII, LLC, Frontier Trading Company XVIII, LLC, Frontier Trading Company XXI, LLC, Frontier Trading Company XXIII, LLC, Frontier Trading Company XXXIV, LLC, Frontier Trading Company XXXV, LLC, Frontier Trading Company XXXVII, LLC, Frontier Trading Company XXXVIII, LLC, and Frontier Trading Company XXXIX, LLC,

•	Audits of the consolidated financial statements of Equinox Frontier Funds (formerly The Frontier Fund),

included in the Annual Report on Form 10-K of Equinox Frontier Funds for the year ended December 31, 2013.

/s/ McGladrey LLP

Denver, Colorado

March 31, 2014